Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Third Quarter Fiscal 2026 Results

Significant profitability improvement and cash flow generation provide operating momentum and balance sheet strength

GREENSBORO, N.C., May 5, 2026 – Unifi, Inc. (NYSE: UFI), the makers of REPREVE® and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the third fiscal quarter ended March 29, 2026.

Third Quarter Fiscal 2026 Highlights

•
Cash provided by operating activities was $8.0 million during the third quarter of fiscal 2026 and $24.4 million during the nine months ended March 29, 2026.
•
Debt principal was $94.9 million and Net Debt* was $68.4 million at March 29, 2026.
•
SG&A expenses were $11.2 million, a decrease of 9.0% from the third quarter of fiscal 2025, primarily driven by cost reduction efforts.
•
Net sales were $130.0 million, a decrease of 11.3% from the third quarter of fiscal 2025, but an increase of 7.1% sequentially.
•
Revenues from REPREVE Fiber products were $38.2 million and represented 29% of net sales, compared to $34.3 million or 28% of net sales for the second quarter of fiscal 2026.
•
Gross profit was $9.1 million and gross margin was 7.0%, compared to gross loss of $0.4 million and gross margin of (0.3)% for the third quarter of fiscal 2025.
•
Net loss was $2.3 million, or $0.12 per share, which includes $1.8 million in gain on foreign currency transaction, compared to a net loss of $16.8 million, or $0.92 per share, for the third quarter of fiscal 2025. Adjusted Net Loss* was $3.8 million, which excludes $1.5 million in net gain on foreign currency transaction, compared to Adjusted Net Loss of $13.9 million for the prior year period, which excluded $2.9 million of manufacturing footprint reduction costs.
•
Adjusted EBITDA* was $4.0 million, compared to $(4.9) million for the third quarter of fiscal 2025.
•
Published “Sustainability Snapshot” and related goals that highlights significant progress in textile-to-textile recycling.
•
Announced the launch of Luxel™, a linen-inspired, easy-care performance yarn.

Eddie Ingle, Chief Executive Officer of Unifi, Inc., stated, “We are pleased to report that the impact of our team’s hard work is beginning to translate into improved financial performance, highlighted by improved gross profit and debt reduction. These results were driven by the actions we have taken over the past several quarters to realign our cost structure and optimize our operations, and give us confidence that we can generate stronger profitability and cash flow from a lower revenue base moving forward. In addition, we remain focused on partnering with our global customers to deliver innovative solutions to address their evolving needs, which will serve us well in supporting sustainable, long-term market and business growth.”

Third Quarter Fiscal 2026 Compared to Third Quarter Fiscal 2025

Net sales decreased to $130.0 million from $146.6 million, primarily due to lower customer ordering patterns stemming from geopolitical, trade, and tariff-related uncertainty.

Gross profit increased to $9.1 million from $(0.4) million. Americas Segment gross profit increased by $10.6 million, primarily from the multi-year cost reduction efforts, partially offset by lower sales. Brazil Segment gross profit decreased by $0.2 million, primarily due to import pricing pressures. Asia Segment gross profit decreased by $0.8 million, primarily due to lower sales volumes.

Operating loss improved to $0.1 million from $13.9 million. The change was primarily due to higher gross profit, lower SG&A, and gain on foreign currency transaction. Net loss was $2.3 million compared to a net loss of $16.8 million. Adjusted Net Loss* was $3.8 million, which excludes $1.5 million in net gain on foreign currency transaction, compared to Adjusted Net Loss of $13.9 million. Adjusted EBITDA* was $4.0 million, which excludes the net foreign currency transaction, compared to $(4.9) million.

Outlook

UNIFI will continue to focus on leveraging its improved cost footprint while investing in innovation and strategically managing the balance sheet to ensure that the Company is better positioned to capitalize and grow as business conditions improve. Results for the fourth quarter of fiscal 2026 will include responsive price increases associated with petrochemical-related inflation.

Ingle concluded, “As we enter the fourth quarter and look towards the remainder of calendar year 2026, we are encouraged by the momentum we are seeing across our businesses. Our innovative beyond apparel business is continuing to gain traction, which should help support improved financial results. We also anticipate the need to support higher working capital levels to accommodate demand and petrochemical-related inflation. While the business is in a stronger position today than it has been in some time, we remain focused on driving sustained financial improvement and long-term shareholder value.”

* Adjusted Net Loss, Adjusted EBITDA, and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Third Quarter Fiscal 2026 Earnings Conference Call

UNIFI will provide additional commentary regarding its third quarter fiscal 2026 results and other developments during its earnings conference call on May 6, 2026, at 9:00 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

UNIFI, Inc. (NYSE: UFI) is a global leader in fiber science and sustainable synthetic textiles. Using proprietary recycling technology, UNIFI is a pioneer in scaling the transformation of post-industrial and post-consumer waste into sustainable products. Through REPREVE, the world’s leading brand of traceable, recycled fiber and resin, UNIFI is changing the way industries think about the materials they use – and reuse. A vertically-integrated manufacturer, the company has direct operations in the United States, Colombia, El Salvador, and Brazil, and sales offices all over the world. UNIFI envisions a future where circular and sustainable solutions are the only choice. For more information about UNIFI, visit www.unifi.com.

About REPREVE®

Made by UNIFI, Inc. (NYSE: UFI), REPREVE® is the global leader in recycled performance fibers and resins. Using proprietary recycling technology, REPREVE leverages multiple waste sources, including single-use plastic bottles, ocean-bound plastic, textile waste, and recycled yarn. REPREVE has transformed more than 46 billion plastic bottles and 1 billion T-shirts’ worth of textile waste into recycled fiber, powering globally scalable products for world-leading brands. Made traceable with FiberPrint® technology and certified by U-TRUST®, REPREVE spans apparel, footwear, furnishings, industrial, medical, military, mobility, and packaging. For more information about REPREVE, visit www.repreve.com.

Contact information:

Chris Hodges or Josh Carroll

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net sales	$130,037	$146,557	$387,079	$432,809
Cost of sales	120,920	147,002	370,964	423,262
Gross profit (loss)	9,117	(445)	16,115	9,547
Selling, general and administrative expenses	11,188	12,295	32,849	37,058
Benefit for bad debts	(294)	(255)	(244)	(39)
Restructuring costs, net	—	1,320	1,853	1,320
Gain on sale of assets	—	—	—	(4,296)
Other operating (income) expense, net	(1,660)	55	(1,317)	144
Operating loss	(117)	(13,860)	(17,026)	(24,640)
Interest income	(446)	(198)	(1,294)	(632)
Interest expense	1,559	2,417	5,364	7,322
Equity in loss of unconsolidated affiliate	240	216	289	467
Loss before income taxes	(1,470)	(16,295)	(21,385)	(31,797)
Provision for income taxes	836	499	1,984	4,021
Net loss	$(2,306)	$(16,794)	$(23,369)	$(35,818)

Net loss per common share:
Basic	$(0.12)	$(0.92)	$(1.27)	$(1.96)
Diluted	$(0.12)	$(0.92)	$(1.27)	$(1.96)

Weighted average common shares outstanding:
Basic	18,584	18,352	18,455	18,299
Diluted	18,584	18,352	18,455	18,299

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 29, 2026	June 29, 2025
ASSETS
Cash and cash equivalents	$26,561	$22,664
Receivables, net	73,629	75,383
Inventories	103,931	122,929
Income taxes receivable	947	5,429
Other current assets	7,337	9,222
Total current assets	212,405	235,627
Property, plant and equipment, net	162,709	172,923
Operating lease assets	7,119	7,879
Deferred income taxes	5,476	5,535
Other non-current assets	4,665	4,904
Total assets	$392,374	$426,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$36,211	$37,468
Income taxes payable	661	49
Current operating lease liabilities	2,289	2,368
Current portion of long-term debt	12,614	12,159
Other current liabilities	16,308	18,899
Total current liabilities	68,083	70,943
Long-term debt	82,242	95,727
Non-current operating lease liabilities	4,878	5,614
Deferred income taxes	1,178	1,224
Other long-term liabilities	4,122	3,889
Total liabilities	160,503	177,397

Commitments and contingencies

Common stock	1,859	1,836
Capital in excess of par value	76,254	74,095
Retained earnings	215,680	239,049
Accumulated other comprehensive loss	(61,922)	(65,509)
Total shareholders’ equity	231,871	249,471
Total liabilities and shareholders’ equity	$392,374	$426,868

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	March 29, 2026	March 30, 2025
Cash and cash equivalents at beginning of period	$22,664	$26,805
Operating activities:
Net loss	(23,369)	(35,818)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Equity in loss of unconsolidated affiliate	289	467
Depreciation and amortization expense	18,100	19,200
Non-cash compensation expense	2,431	2,442
Gain on foreign currency transaction, net	(1,775)	—
Gain on sale of assets	(308)	(4,296)
Deferred income taxes	231	563
Other, net	198	1,525
Changes in assets and liabilities	28,596	(4,077)
Net cash provided (used) by operating activities	24,393	(19,994)

Investing activities:
Capital expenditures	(3,872)	(7,915)
Proceeds from the sale of assets	501	8,094
Net cash (used) provided by investing activities	(3,371)	179

Financing activities:
Proceeds from long-term debt	81,500	167,150
Payments on long-term debt	(98,612)	(157,447)
Other, net	(249)	(428)
Net cash (used) provided by financing activities	(17,361)	9,275

Effect of exchange rate changes on cash and cash equivalents	236	(10)
Net increase (decrease) in cash and cash equivalents	3,897	(10,550)
Cash and cash equivalents at end of period	$26,561	$16,255

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit (loss) details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Americas	$78,343	$93,544	$240,772	$262,922
Brazil	29,112	28,124	81,201	89,916
Asia	22,582	24,889	65,106	79,971
Consolidated net sales	$130,037	$146,557	$387,079	$432,809

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Americas	$3,623	$(6,957)	$1,512	$(14,875)
Brazil	2,751	2,988	6,468	14,711
Asia	2,743	3,524	8,135	9,711
Consolidated gross profit (loss)	$9,117	$(445)	$16,115	$9,547

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net loss	$(2,306)	$(16,794)	$(23,369)	$(35,818)
Interest expense, net	1,113	2,219	4,070	6,690
Provision for income taxes	836	499	1,984	4,021
Depreciation and amortization expense (1)	6,114	6,259	17,926	19,046
EBITDA	5,757	(7,817)	611	(6,061)

Restructuring costs, net (2)	—	—	785	—
Transition costs (3)	—	2,900	1,068	2,900
Gain on foreign currency transaction, net (4)	(1,775)	—	(1,775)	—
Gain on sale of assets (5)	—	—	—	(4,296)
Adjusted EBITDA	$3,982	$(4,917)	$689	$(7,457)

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. However, within the accompanying Condensed Consolidated Statements of Cash Flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the second quarter of fiscal 2026, UNIFI recorded employee separation costs of $1,093 in connection with the Fiscal 2026 Profit Improvement Plan and a $308 gain from disposals of assets from the consolidation of Americas yarn manufacturing operations.
(3)
In the first quarter of fiscal 2026, UNIFI incurred various transition costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation costs of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations. In the third quarter of fiscal 2025, UNIFI incurred various transition costs totaling $2,900 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs of $1,088, (ii) inventory write-downs of $1,000, (iii) excess manufacturing costs of $580, and (iv) employee separation or retention costs of $232. The facility closure, equipment relocation, employee separation and retention costs were all recorded within Restructuring costs and the inventory write-downs and excess manufacturing costs were recorded within Cost of sales in the Condensed Consolidated Statements of Operations.
(4)
In the third quarter of fiscal 2026, UNIFI recorded a foreign currency gain of $1,775. In December 2025, Brazil declared dividends against the majority of its retained earnings in connection with certain tax law changes related to future dividends. Foreign currency transaction gains (losses) are recorded to reflect changes in the exchange rate of the Brazilian Real to the U.S. Dollar while the dividend payable is outstanding.
(5)
In the second quarter of fiscal 2025, UNIFI recorded a gain of $4,296 related to the sale of a warehouse located in Yadkinville, North Carolina.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) Loss before income taxes (“Pre-tax Loss”), (ii) Provision for income taxes (“Tax Impact”), (iii) Net loss (“Net Loss”) to Adjusted Net Loss, and (iv) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended March 29, 2026				For the Three Months Ended March 30, 2025
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(1,470)	$(836)	$(2,306)	$(0.12)	$(16,295)	$(499)	$(16,794)	$(0.92)
Transition costs (1)	—	—	—	—	2,900	—	2,900	0.16
Gain on foreign currency transaction, net (2)	(1,775)	272	(1,503)	(0.08)	—	—	—	—
Adjusted results	$(3,245)	$(564)	$(3,809)	$(0.20)	$(13,395)	$(499)	$(13,894)	$(0.76)

Weighted average common shares outstanding				18,584				18,352

	For the Nine Months Ended March 29, 2026				For the Nine Months Ended March 30, 2025
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(21,385)	$(1,984)	$(23,369)	$(1.27)	$(31,797)	$(4,021)	$(35,818)	$(1.96)
Transition costs (1)	1,068	—	1,068	0.06	2,900	—	2,900	0.16
Gain on foreign currency transaction, net (2)	(1,775)	272	(1,503)	(0.08)	—	—	—	—
Restructuring costs, net (3)	785	(11)	774	0.04	—	—	—	—
Gain on sale of assets (4)	—	—	—	—	(4,296)	—	(4,296)	(0.23)
Adjusted results	$(21,307)	$(1,723)	$(23,030)	$(1.25)	$(33,193)	$(4,021)	$(37,214)	$(2.03)

Weighted average common shares outstanding				18,455				18,299

(1)
In the first quarter of fiscal 2026, UNIFI incurred various transition costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation costs of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S. In the third quarter of fiscal 2025, UNIFI incurred various transition costs totaling $2,900 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs of $1,088, (ii) inventory write-downs of $1,000, (iii) excess manufacturing costs of $580, and (iv) employee separation or retention costs of $232. The facility closure, equipment relocation, employee separation and retention costs were all recorded within Restructuring costs and the inventory write-downs and excess manufacturing costs were recorded within Cost of sales in the Condensed Consolidated Statements of Operations. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S.
(2)
In the third quarter of fiscal 2026, UNIFI recorded a foreign currency gain of $1,775. In December 2025, Brazil declared dividends against the majority of its retained earnings in connection with certain tax law changes related to future dividends. Foreign currency transaction gains (losses) are recorded to reflect changes in the exchange rate of the Brazilian Real to the U.S. Dollar while the dividend payable is outstanding. The associated tax impact was estimated to be $272, based on the estimated annual tax rate for the period.
(3)
In the second quarter of fiscal 2026, UNIFI recorded employee separation costs of $1,093 in connection with the Fiscal 2026 Profit Improvement Plan and a $308 gain from disposals of assets from the consolidation of Americas yarn manufacturing operations. The associated tax impact was estimated to be $11 related to employee separation costs in the Asia Segment.
(4)
In the second quarter of fiscal 2025, UNIFI recorded a gain of $4,296 related to the sale of a warehouse located in Yadkinville, North Carolina. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses and capital losses in the U.S.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	March 29, 2026	June 29, 2025
Long-term debt	$82,242	$95,727
Current portion of long-term debt	12,614	12,159
Unamortized debt issuance costs	83	122
Debt principal	94,939	108,008
Less: cash and cash equivalents	26,561	22,664
Net Debt	$68,378	$85,344

Cash and cash equivalents

At March 29, 2026 and June 29, 2025, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

•
EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. Management believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require UNIFI to predict the timing and likelihood of potential future events such as restructurings, M&A activity, contract modifications, and other infrequent or unusual gains and losses. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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